Exhibit 24


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint JAMES F. KEEN, CLYDE A. BILLINGS, JR., and MILTON A. GUTELIUS, JR., jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, by First Tennessee National Corporation ("Corporation") relating to the issuance of 3,000,000 shares of the Corporation's Common Stock par value $0.625 per share, pursuant to the First Tennessee National Corporation 2003 Equity Compensation Plan ("Plan") and, further, to execute and sign any and all pre-effective and post-effective amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                 Title                         Date


/s/ Ralph Horn            Chairman of the Board and           May 13, 2003
-----------------------   a Director
Ralph Horn

/s/ J. Kenneth Glass      President, Chief Executive          May 13, 2003
-----------------------   Officer and a Director (principal
J. Kenneth Glass          executive officer)

/s/ James F. Keen         Executive Vice President, Chief     May 13, 2003
-----------------------   Financial Officer and Corporate
James F. Keen             Controller (principal financial officer
                          and principal accounting officer)

/s/ Robert C. Blattberg   Director                            May 13, 2003
-----------------------
Robert C. Blattberg

/s/ George E. Cates       Director                            May 13, 2003
-----------------------
George E. Cates

/s/ James A. Haslam, III  Director                            May 13, 2003
------------------------
James A. Haslam, III


                                  Exhibit 24-1

/s/ R. Brad Martin        Director                            May 13, 2003
-----------------------
R. Brad Martin

/s/ Vicki R. Palmer       Director                            May 13, 2003
-----------------------
Vicki R. Palmer

/s/ Michael D. Rose       Director                            May 13, 2003
-----------------------
Michael D. Rose

/s/ William B. Sansom     Director                            May 13, 2003
-----------------------
William B. Sansom

/s/ Jonathan P. Ward      Director                            May 13, 2003
-----------------------
Jonathan P. Ward

/s/ Luke Yancy III        Director                            May 13, 2003
-----------------------
Luke Yancy III



                                  Exhibit 24-2